UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CONTRAFECT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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CONTRAFECT CORPORATION

28 WELLS AVENUE, THIRD FLOOR

YONKERS, NEW YORK 10701

Notice of Special Meeting of Stockholders to

be Held on Friday, January 31, 2020

The Special Meeting of Stockholders (the “Special Meeting”) of ContraFect Corporation (the “Company”) will be held at the offices of Latham & Watkins LLP, located at 885 Third Avenue, 12th Floor, New York, New York 10022, on Friday, January 31, 2020 at 8:30 a.m., Eastern time, to consider and act upon the following matters:

1.

To approve an amendment to the Company’s amended and restated certificate of incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-10, and to decrease the number of authorized shares of the Company’s common stock to 125,000,000, subject to the Board of Directors’ authority to abandon such amendment.

2.	To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

Stockholders of record at the close of business on December 31, 2019 will be entitled to notice of and to vote at the Special Meeting or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 28 Wells Avenue, Yonkers, New York 10701 for a period of ten days prior to the Special Meeting. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.

Whether or not you expect to attend the annual meeting of stockholders in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the provided postage-prepaid envelope to ensure your representation and the presence of a quorum at the Special Meeting. If you send in your proxy card, you may still decide to attend the Special Meeting and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Natalie Bogdanos General Counsel & Corporate Secretary

January [●], 2020

i

CONTRAFECT CORPORATION

28 WELLS AVENUE, THIRD FLOOR

YONKERS, NEW YORK 10701

PROXY STATEMENT

For the Special Meeting of Stockholders to be Held on Friday, January 31, 2020

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors, or Board, of ContraFect Corporation, or ContraFect or the Company, for use at the Special Meeting of Stockholders, or Special Meeting, to be held on Friday, January 31, 2020, beginning at 8:30 a.m., Eastern time, at the offices of Latham & Watkins LLP, located at 885 Third Avenue, 12th Floor, New York, New York 10022, and at any continuation, postponement or adjournment of the Special Meeting. On or about January [●], 2020, we are releasing this proxy statement and accompanying proxy materials to our stockholders of record on the record date for the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JANUARY 31, 2020

This proxy statement is available at www.astproxyportal.com/ast/19556

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You have received these proxy materials because the Company’s Board is soliciting your proxy to vote your shares at the Special Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

What is the purpose of the Special Meeting?

At our Special Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the approval of an amendment to our amended and restated certificate of incorporation, as amended (our “Certificate of Incorporation”) to effect a reverse stock split of our common stock at a ratio of 1-for-10, and decrease the number of authorized shares of our common stock to 125,000,000, subject to the Board’s authority to abandon such amendment (“Proposal 1”); and the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (“Proposal 2”).

Who is entitled to vote?

You are entitled to vote at the Special Meeting, or any continuation, postponement or adjournment of the Special Meeting, only if you were a stockholder of record at the close of business on the record date, December 31, 2019, or if you hold a valid proxy for the Special Meeting. The number of stockholders of record as of the December 31, 2019 record date was [●]. Holders of shares of our common stock are entitled to one vote per share.

Who can attend the meeting?

You may attend the Special Meeting only if you are a ContraFect stockholder who is entitled to vote at the Special Meeting, or if you hold a valid proxy for the Special Meeting. If you would like to attend the Special Meeting, you must call (914) 207-2308 no later than 5:00 p.m., Eastern time, on January 30, 2020 to have your name placed on the attendance list. In order to be admitted into the Special Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our common stock on the record date, such as a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our common stock at the close of business on the record date. You may obtain directions to the location of our Special Meeting by calling (914) 207-2308.

What constitutes a quorum?

The presence in person or by proxy of the holders of a majority of the voting power of our outstanding common stock entitled to vote constitutes a quorum for the transaction of business at the Special Meeting. Each holder of our common stock is entitled to one vote for each share held as of the record date. As of the December 31, 2019 record date, [●] shares of our common stock were outstanding and entitled to vote.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by marking, signing and dating your proxy card and promptly returning it in the postage-paid envelope we have provided or returning it to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York, 11219, so that it is received no later than January 30, 2020. The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. Please carefully consider the information contained in this proxy statement. Whether or not you expect to attend the Special Meeting in person, we urge you to vote by signing, dating and returning the enclosed proxy card as promptly as possible in the postage-paid envelope provided, to ensure your representation and the presence of a quorum at the Special Meeting. Stockholders of record desiring to vote in person at the Special Meeting may vote on the ballot provided at the meeting.

Beneficial Owners. If your shares are held in a brokerage account, by a bank, by a trustee, or by another nominee, please follow the voting instructions provided by your broker or other nominee. Most brokers or other nominees permit their customers to vote by telephone or by Internet, in addition to voting by signing, dating and returning the voting instruction form provided by the broker or other nominee.

Beneficial owners desiring to vote in person at the Special Meeting will need to contact the broker, bank, trustee, or other nominee that is the holder of record of their shares to obtain a “legal proxy” to bring to the Special Meeting.

Can I change my proxy after I return my proxy card?

Stockholders of Record. Prior to the Special Meeting, you may change your vote by submitting a later dated proxy in one of the manners authorized and described in this proxy statement. You may also give a written notice of revocation to our Corporate Secretary, as long as it is delivered to our Corporate Secretary at our headquarters, at 28 Wells Avenue, Third Floor, Yonkers, New York 10701, on or before January 30, 2020, or given to our Corporate Secretary at the Special Meeting prior to the time your proxy is voted at the Special Meeting. You also may revoke any proxy given pursuant to this solicitation by attending the Special Meeting and voting in person by ballot. However, the mere presence of a stockholder at the Special Meeting will not revoke a proxy previously given unless you follow one of the revocation procedures referenced above.

Beneficial Owners. If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a “legal proxy” to vote your shares if you wish to cast your vote in person at the Special Meeting.

Will my shares be voted if I don’t return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not return your proxy or vote by ballot at the Special Meeting. If your shares are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, even if you do not give instructions to your bank, broker or other nominee, it has discretionary authority to vote your shares with respect to Proposals 1 and 2. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your bank, broker or other nominee chooses not to vote on a matter for which it has discretionary voting authority, this will be treated as a “broker non-vote.”

What is the vote required to approve each matter?

Proposal 1: Approval of an Amendment to our Certificate of Incorporation. The affirmative vote of a majority of the Company’s outstanding common stock is required to approve Proposal 1. Abstentions will have the same effect as votes against Proposal 1. Because brokers have discretionary authority to vote on Proposal 1, we do not expect any broker non-votes in connection with this proposal. The Board of Directors recommends that you vote “FOR” Proposal 1.

Proposal 2: Approval of the Adjournment of the Special Meeting. The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively is required for approval of Proposal 2. Abstentions will have no effect on the outcome of Proposal 2. Because brokers have discretionary authority to vote on Proposal 2, we do not expect any broker non-votes in connection with this proposal. The Board of Directors recommends that you vote “FOR” Proposal 2.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting by the Board. The inspector of election will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes, if any. The Board has appointed a representative of American Stock Transfer & Trust Company, LLC to serve as the inspector of elections at the Special Meeting.

Are there other matters to be voted on at the Special Meeting?

No. The only matters to be voted on at the Special Meeting are Proposals 1 and 2. Under Section 2.3 of our Amended and Restated Bylaws, only the matters indicated in the notice of meeting accompanying this proxy statement may be transacted at the Special Meeting.

Our Board encourages stockholders to attend the Special Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the Special Meeting may vote their stock personally even though they may have sent in their proxies.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND DECREASE THE NUMBER OF AUTHORIZED SHARES

General

Our Board has adopted and is recommending that our stockholders approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-10, and decrease the number of authorized shares of our common stock to 125,000,000. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of proposed amendment to our Certificate of Incorporation is attached to this proxy statement as Appendix A.

By approving this proposal, stockholders will approve an amendment to our Certificate of Incorporation pursuant to which each ten outstanding shares would be combined into one share of our common stock, and authorize our Board to file such amendment with the Secretary of State of the State of Delaware. The Board may also elect not to effect any reverse stock split. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, the historical, existing and expected trading price of our common stock, the anticipated impact of the reverse stock split on the trading price of our common stock, and the continued listing requirements of The Nasdaq Capital Market. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board does not deem it to be in the best interests of the Company and its stockholders.

The proposed certificate of amendment also provides that the number of authorized shares of our common stock will be decreased to 125,000,000. Because the reverse stock split will decrease the number of outstanding shares of our common stock by a ratio of 1-for-10, the proposed amendment would result in a relative increase in the number of authorized and unissued shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “Principal Effects and Purpose of Decrease (Relative Increase) in Number of Authorized Shares of our Common Stock” and “Anti-takeover Effects of Proposed Amendment” below.

Purpose and Background of the Reverse Stock Split

On December 27, 2019, the Board approved the proposed amendment to our Certificate of Incorporation to effect the reverse stock split for the following reasons:

•

The Board believes that effecting the reverse stock split could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our common stock on The Nasdaq Capital Market;

•

The Board believes that continued listing on The Nasdaq Capital Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The Nasdaq Capital Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards;

•

The Board believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the Company and help attract, retain, and motivate employees; and

•

The Board believes that some potential employees are less likely to work for the Company if we have a low stock price or are no longer listed on The Nasdaq Capital Market, regardless of size of our overall market capitalization.

Nasdaq Requirements for Continued Listing

Our common stock is quoted on The Nasdaq Capital Market under the symbol “CFRX.” One of the requirements for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) is maintenance of a minimum closing bid price of $1.00. On January [●], 2020, the closing market price per share of our common stock was $[●], as reported by The Nasdaq Capital Market.

On February 20, 2019, we received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we had failed to comply with the minimum bid price requirement because the bid price for our common stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we had an initial period of 180 calendar days, or until August 19, 2019, to regain compliance with the minimum bid price requirement of $1.00 per share. The Company was unable to gain compliance with the minimum bid price requirement by August 19, 2019 and requested an additional 180 calendar day period to do so. On August 20, 2019, Nasdaq notified the Company that it was eligible for such an additional 180 day grace period, or until February 17, 2020 to regain compliance. To regain compliance, the minimum closing bid price per share of our common stock must be at least $1.00 for a minimum of ten consecutive business days. If we fail to regain compliance by February 17, 2020, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel. If the Company appeals, the Hearings Panel will request a plan to regain compliance. Hearings Panels have generally viewed a reverse stock split as the only definitive plan to resolve a bid price deficiency. There can be no assurance that such an appeal would be successful.

In the event that our common stock were to be delisted from The Nasdaq Capital Market, our common stock would likely trade in the over-the-counter market. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

Such delisting from The Nasdaq Capital Market and continued or further decline in our stock price could also impair our ability to raise additional necessary capital through equity or debt financing.

In light of the factors mentioned above, our Board unanimously approved the proposed amendment to our Certificate of Incorporation to effect the reverse stock split as a potential means of increasing and maintaining the price of our common stock to above $1.00 per share in compliance with Nasdaq requirements.

Potential Increased Investor Interest

In approving the proposed amendment to our Certificate of Incorporation, the Board considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•

The market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•

The reverse stock split will result in a per share price that will increase the level of investment in our common stock by institutional investors or increase analyst and broker interest in our Company;

•	The reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•

The market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Capital Market.

Stockholders should note that the effect of the reverse stock split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our common stock after the reverse stock split will be ten (10) times the price for a share of our common stock immediately prior to the reverse stock split. Furthermore, even if the market price of our common stock does rise following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our common stock after implementation of the reverse stock split when and if implemented may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

While we aim that the reverse stock split will be sufficient to maintain our listing on The Nasdaq Capital Market, it is possible that, even if the reverse stock split results in a bid price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy Nasdaq’s additional criteria for continued listing of our common stock on The Nasdaq Capital Market, including but not limited to the requirement that we have at least 300 stockholders.

We believe that the reverse stock split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split, particularly if the price of our common stock does not increase as a result of the reverse stock split.

Principal Effects of the Reverse Stock Split

If the stockholders approve this proposal and the Board implements the reverse stock split, we will amend and restate the first sentence of Article FOURTH of our Certificate of Incorporation relating to our authorized capital, in its entirety to read as follows:

“That, effective on the filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-ten reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each ten shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 150,000,000 shares, consisting of (i) 125,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 25,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the reverse stock split ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Following the effectiveness of any reverse stock split approved by the stockholders and implementation by the Board, current stockholders will hold fewer shares of common stock. For example, a stockholder owning a “round-lot” of 100 shares of common stock prior to the reverse stock split would hold 10 shares of common stock following the reverse stock split.

In deciding whether to implement the reverse stock split, the Board will consider primarily the satisfaction of the Nasdaq continued listing requirements, as described above under the heading “Nasdaq Requirements for Continued Listing.” It may also consider, among other things: (i) the market price of the common stock at the time of the reverse stock split; (ii) the number of shares that will be outstanding after the reverse stock split; (iii) the expected number of stockholders following the reverse stock split; (iv) the stockholders’ equity at such time; (v) the shares of common stock available for issuance in the future; and (vi) the liquidity of the common stock in the market and the improved liquidity that may result. The Board maintains the right to abandon the proposed amendment to our Certificate of Incorporation if it determines, in its sole discretion, that we will be able to satisfy the listing requirements of Nasdaq without implementing the reverse stock split or if the proposed amendment to our Certificate of Incorporation is otherwise no longer in the best interests of the Company.

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON THE NASDAQ CAPITAL MARKET, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK.

Principal Effects and Purpose of Decrease (Relative Increase) in Number of Authorized Shares of our Common Stock

If the proposed amendment to our Certificate of Incorporation is approved by the Company’s stockholders, at the effective time of the amendment the number of authorized shares of our common stock will be decreased to 125,000,000 from 200,000,000. Because the reverse stock split will decrease the number of outstanding shares of our common stock by a ratio of 1-for10, the proposed amendment would result in a relative increase in the number of authorized and unissued shares of our common stock. The purpose of the relative increase in the amount of authorized and unissued shares of our common stock is to allow our Company the ability to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our Company’s stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated. If the proposed amendment to the Certificate of Incorporation is approved, all or any of the authorized and unissued shares of common stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share. Except pursuant to the Company’s equity incentive plans for our employees and directors and outstanding warrants, our Company presently has no plan, commitment, arrangement, understanding or agreement regarding the issuance of common stock. However, the Company regularly considers its capital requirements and may conduct equity offerings in the future.

Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the common stock. If these factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Effects of the Amendment on our Common Stock

After the effective time of the amendment to our Certificate of Incorporation, each stockholder will own fewer shares of our common stock as a result of the reverse stock split and the number of our authorized shares of common stock will be decreased to 125,000,000 from 200,000,000. Because the reverse stock split will decrease the number of outstanding shares of our common stock, the proposed amendment will result in a relative increase in the number of authorized and unissued shares of our common stock. All outstanding options and warrants to purchase shares of our common stock, including any held by our officers and directors, would be adjusted as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.

The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible reverse stock split at the proposed reverse stock split ratio and the decrease in the number of authorized shares of common stock to 125,000,000. The number of shares disclosed in the column “Number of shares of common stock before reverse stock split” reflects the number of shares as of the record date, December 31, 2019. The number of shares disclosed in the column “Estimated number of shares of common stock after reverse stock split” gives effect to the reverse stock split at the proposed ratio of 1-for-10 as of December 31, 2019 as well as the reduction in the number of authorized shares of common stock to 125,000,000, but does not give effect to any other changes, including any issuance of securities after December 31, 2019.

	Number of shares of common stock before reverse stock split	Estimated number of shares of common stock after reverse stock split
Authorized	200,000,000	125,000,000
Issued and Outstanding	[●]	[●]
Issuable under Outstanding Warrants	[●]	[●]
Issuable under Outstanding Stock Options	[●]	[●]
Reserved for Issuance (1)	[●]	[●]
Authorized but Unissued (2)	[●]	[●]

(1)	Shares reserved for future issuance under the Company’s existing equity incentive plans, excluding shares issuable under outstanding stock options.
(2)	Shares authorized but unissued represent common stock available for future issuance beyond shares outstanding as of December 31, 2019 and shares issuable under outstanding warrants and stock options.
(3)	The shares presented are an estimate as we do not know the number of fractional shares that will be required to be paid out in cash following the reverse stock split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the proposed amendment to our Certificate of Incorporation is approved by the Company’s stockholders, the reverse stock split will become effective at the time of filing of the certificate of amendment with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio contained in the certificate of amendment.

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the reverse stock split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our common stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

Some stockholders hold their shares of common stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-reverse stock split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-reverse stock split shares of our common stock for a statement of ownership. When you submit your certificate or certificates representing the pre-reverse stock split shares of our common stock, your post-reverse stock split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post-reverse stock split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-reverse stock split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning at the Effective Time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will be entitled to receive a cash payment equal to the fraction of which such stockholder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The Nasdaq Capital Market (as adjusted to give effect to the reverse stock split). No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares.

After the reverse stock split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by us as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Outstanding Stock Options and Warrants

The Company has equity incentive plans designed primarily to provide stock-based incentives to employees and directors pursuant to which we have issued stock options to purchase shares of our common stock. As of December 31, 2019, we had granted [●] stock options under our equity incentive plans. In addition, we have issued to third party investors and others warrants to purchase shares of our common stock. As of December 31, 2019, we had issued and outstanding warrants to purchase up to [●] shares of our common stock. In the event of a reverse stock split, our Board generally has the discretion to determine the appropriate adjustment to awards granted under the equity incentive plans. Further, the terms of the warrants provide for appropriate adjustments in the event of a stock split. Accordingly, if the reverse stock split is approved by our stockholders and our Board decides to implement the reverse stock split, as of the Effective Time the number of all outstanding warrants and option grants, the number of shares issuable and the exercise price, as applicable, relating to options under our equity incentive plans and warrants, will be proportionately adjusted based on the reverse stock split ratio, subject to the terms of such options and warrants. Our Board has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes.

For example, if the proposed 1-for-10 reverse stock split is effected, the aggregate number of shares issuable under the warrants and stock options would be approximately [●] and [●], respectively, representing a 10 fold decrease in the number of shares issuable under those warrants and stock options. The terms of our outstanding warrants and stock options do not permit exercise for fractional shares. As such, the number of shares issuable under any individual outstanding warrant or stock option shall be rounded up or down as provided for under the specific terms of our equity incentive plans and warrants, or in the case of certain of our warrants, upon exercise of those warrants the Company shall pay cash amounts for fractional shares that otherwise would be issued. Commensurately, the exercise price under each outstanding warrant and stock option would, except as noted above, be increased by 10 times such that upon exercise, the aggregate exercise price payable by the warrantholder or optionee to the Company would remain the same. Furthermore, the aggregate number of shares currently available under our equity incentive plans for future stock option and other equity-based grants will be proportionally reduced to reflect the reverse stock split ratio (rounded down to the nearest share). For example, in the event of a 1-for-10 reverse stock split, [●] shares that currently remain available for issuance under our equity incentive plans would be adjusted to equal approximately [●] shares, subject to future potential increases pursuant to the terms of those plans.

Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the Effective Time of the split, the components that make up the common stock capital account will change by offsetting amounts. If the proposed 1-for-10 reverse stock split is effected, the stated capital component will be reduced to an amount of one-tenth (1/10) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to dissenters’ rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this Proposal 1 as a result of their ownership of shares of our common stock, as set forth below in the section entitled “Stock Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in Proposal 1 that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of Proposed Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendment to our Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. Because the proposed amendment to our Certificate of Incorporation provides that the number of authorized shares of common stock will be 125,000,000, the amendment, if such amendment is filed with the Secretary of State of the State of Delaware, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the number of outstanding shares of our common stock after the reverse stock split and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. A relative increase in the number of our authorized shares could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally.

As stated above, the Company has no present intent to use the relative increase in the number of authorized shares of our common stock for anti-takeover purposes, and the proposed amendment is not part of a plan by the Board to adopt a series of anti-takeover provisions; however, if the proposed amendment is approved by the stockholders, then a greater number of shares of our common stock would be available for such purpose than is currently available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional shares of common stock to discourage such efforts if they were to arise.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TREATY.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company capital stock who is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;

(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

(iii)	an estate with income subject to United States Federal income tax regardless of its source; or

(iv)

a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that Company capital stock is held as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder (including the Medicare contribution tax on net investment income) or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities such as partnerships or s-corporations that are treated as “flow-through” entities, or entities that are disregarded as separate from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, Company stockholders holding their shares of Company capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, U.S. expatriates, persons subject to the alternative minimum tax, persons whose shares constitute “qualified small business stock” for purposes of Code section 1202, or persons who hold their Company capital stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s capital stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•	Subject to the discussion below regarding fractional shares, a U.S. holder will not recognize any gain or loss as a result of the reverse stock split;

•

A U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor (less any basis attributable to a fractional share, as discussed below);

•

A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split; and

•

For purposes of the above discussion of the basis and holding periods for shares of Company capital stock, and except as provided therein, holders who acquired different blocks of Company capital stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the reverse stock split.

The receipt of cash in lieu of fractional shares of capital stock pursuant to the reverse stock split will be a taxable transaction for U.S. federal income tax purposes. A holder who receives cash in exchange for a fractional share will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the fractional share exchanged.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Company capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 24%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of medices, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required to Approve the Amendment to our Certificate of Incorporation

Approval of the amendment to our Certificate of Incorporation requires the affirmative vote of a majority of the common stock outstanding and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against this proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

PROPOSAL 2

APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

Approval of the adjournment of the Special Meeting requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions will have no effect on the outcome of Proposal 2. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of December 26, 2019, or such earlier date as indicated below, by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our “named executive officers” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act); and

•	all directors and executive officers as a group.

Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. The percentage of common stock beneficially owned is based on 153,320,667 shares outstanding as of December 26, 2019. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 26, 2019 are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person or entity identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by such person or entity. Unless otherwise provided, the address of each individual listed below is c/o ContraFect Corporation, 28 Wells Avenue, 3rd Floor, Yonkers, New York 10701.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned (%)

5% Stockholders:
Federated Investors, Inc. (1)	30,500,000	19.9
Jack W. Schuler (2)	13,193,439	8.6
Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (3)	11,703,857	7.4
Pfizer Inc. (4)	11,111,111	7.2
Directors and Named Executive Officers:
Roger J. Pomerantz, M.D. F.A.C.P. (5)	129,771	*
Sol J. Barer, Ph.D. (6)	1,022,486	*
Steven C. Gilman, Ph.D. (7)	846,200	*
David N. Low, Jr. (8)	521,621	*
Michael J. Otto, Ph.D. (9)	143,071	*
Cary W. Sucoff (10)	326,207	*
Cara M. Cassino, M.D. (11)	588,000	*
Natalie Bogdanos, J.D. (12)	348,728	*
All current directors and executive officers as a group (10 persons) (13)	4,680,275	3.1

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

The address for Federated Investors, Inc. (“Federated”) is Federated Investors Tower, Pittsburgh, PA 15222. Consists of 30,500,000 shares of common stock. Federated also holds 4,000,000 shares of common stock underlying warrants that are exercisable as of December 26, 2019 or will become exercisable within 60 days after such date, if such exercise would not result in Federated holding greater than certain specified percentages of the Company’s common stock outstanding.

(2)

The address for Jack W. Schuler is c/o Crabtree Partners, 100 W. Field Drive, Suite 360, Lake Forest, IL 60045. Consists of (a) 11,993,439 shares of common stock and (b) 1,200,000 shares of common stock underlying warrants that are exercisable as of December 26, 2019 or will become exercisable within 60 days after such date.

(3)

Consists of (a) 7,453,857 shares of common stock and (b) 4,250,000 shares of common stock underlying warrants that are exercisable as of December 26, 2019 or will become exercisable within 60 days after such date. Fosun Industrial Co., Limited is a wholly-owned subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. The address for Shanghai Fosun Pharmaceutical (Group) Co., Ltd. is Building A, No. 1289 Yishan Road, Shanghai, China and for Fosun Industrial Co., Limited is Level 54 Hopewell Centre, 183 Queen’s Road East, Hong Kong.

(4)

Based solely on a Schedule 13G filed with the SEC on December 16, 2019 by Pfizer Inc. (“Pfizer”). Pfizer has sole voting and dispositive power over the shares. The address for Pfizer is 235 E. 42nd Street, New York, NY 10017.

(5)

Consists of (a) 800 shares of common stock and (b) 128,971 shares of common stock underlying options and warrants that are exercisable as of December 26, 2019 or will become exercisable within 60 days after such date.

(6)

Consists of (a) 776,732 shares of common stock and (b) 245,754 shares of common stock underlying options and warrants that are exercisable as of December 26, 2019 or will become exercisable within 60 days after such date.

(7)

Consists of (a) 20,800 shares of common stock and (b) 825,400 shares of common stock underlying options and warrants that are exercisable as of December 26, 2019 or will become exercisable within 60 days after such date.

(8)

Consists of (a) 370,550 shares of common stock and (b) 151,071 shares of common stock underlying options and warrants that are exercisable as of December 26, 2019 or will become exercisable within 60 days after such date.

(9)

Consists of (a) 8,000 shares of common stock and (b) 135,071 shares of common stock underlying options and warrants that are exercisable as of December 26, 2019 or will become exercisable within 60 days after such date.

(10)

Consists of (a) 62,000 shares of common stock and (b) 264,207 shares of common stock underlying options and warrants that are exercisable as of December 26, 2019 or will become exercisable within 60 days after such date.

(11)

Consists of (a) 8,000 shares of common stock and (b) 580,000 shares of common stock underlying options and warrants that are exercisable as of December 26, 2019 or will become exercisable within 60 days after such date.

(12)

Consists of (a) 800 shares of common stock and (b) 347,928 shares of common stock underlying options and warrants that are exercisable as of December 26, 2019 or will become exercisable within 60 days after such date.

(13)

Consists of (a) 1,285,267 shares of common stock and (b) 3,395,008 shares of common stock underlying options and warrants that are exercisable as of December 26, 2019 or will become exercisable within 60 days after such date.

OTHER MATTERS

Solicitation of Proxies

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by us. We have retained MacKenzie Partners, Inc. to solicit proxies on behalf of the Board and we expect to pay them approximately $[●], plus expenses, for such services. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, e-mail, telephone or facsimile. No additional compensation will be paid to our directors, officers or employees for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Stockholder Proposals for 2020 Annual Meeting

Rule 14a-8 Proposals

To be eligible for inclusion in the Company’s proxy statement for the 2020 annual meeting of stockholders, stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must have been received at the Company’s principal executive offices no later than December 5, 2019. Stockholder proposals should be addressed to: ContraFect Corporation, Attn: Corporate Secretary, 28 Wells Avenue, Third Floor, Yonkers, New York 10701.

Other Proposals or Nominees for Presentation at the 2020 Annual Meeting

Stockholder proposals and director nominations not intended for inclusion in the Company’s proxy statement for the 2020 annual meeting of stockholders, but which instead are sought to be presented directly at such meeting, must be received at the Company’s principal executive offices by our Secretary not less than ninety (90) calendar days nor more than one hundred twenty (120) days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2020 annual meeting of stockholders no earlier than the close of business on January 8, 2020 and no later than the close of business on February 7, 2020 to be considered timely. In the event that the date of the 2020 annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after May 7, 2020, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2020 annual meeting and not later than the close of business on the 90th day prior to the 2020 annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. Proxies will confer discretionary authority to vote on any untimely proposals or nominations.

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By Order of the Board

Natalie Bogdanos

General Counsel & Corporate Secretary

January [●], 2020

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CONTRAFECT CORPORATION

ContraFect Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:	That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted recommending and declaring advisable that the Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the first sentence of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:

“That, effective on the filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-ten reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each ten shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

A-1

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 150,000,000 shares, consisting of (i) 125,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 25,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

SECOND:	That, at a special meeting of stockholders of the Corporation, the aforesaid amendments were duly adopted by the stockholders of the Corporation.

THIRD:	That, the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this             day of                 , 2020.

CONTRAFECT CORPORATION

By:
Roger J. Pomerantz, M.D., F.A.C.P. President and Chief Executive Officer

A-2

SPECIAL MEETING OF STOCKHOLDERS OF

# CONTRAFECT CORPORATION

**January 31, 2020**

**GO GREEN**

00030003000000001000 7 013120

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF
CONTRAFECT CORPORATION
January 31, 2020
GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
Copies of the Special Meeting Proxy Statement
are also available online at http://www.astproxyportal.com/ast/19556
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.
00030003000000001000 7
013120
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
1.
Approval of an amendment to the Company’s amended and
FOR AGAINST ABSTAIN
restated certificate of incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio of
1-for-10, and to decrease the number of authorized shares of the Company’s common stock to 125,000,000, subject to the
Board of Directors’ authority to abandon such amendment.
2.
Approval of an adjournment of the Special Meeting, if
necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.
To change the address on your account, please check the box at right and
MARKX” HERE IF YOU PLAN TO ATTEND THE MEETING.
indicate changes your to the new registered address name(s) in the address on the account space above. may not Please be submitted note that via this method.
Signature of Stockholder
Date:
Signature of Stockholder
Date:
Note: title Please as such. sign exactly If the signer as your is aname corporation, or names please appearsignonfullthis corporate Proxy. Whenname shares by dulyare authorized held jointly,officer,eachgivingholderfullshould title assign.such.When If signersigning is a as partnership,executor, please administrator, sign in attorney,partnershiptrusteenameorby guardian,authorizedplease person. give full

CONTRAFECT CORPORATION
Proxy Solicited on Behalf of the Board of Directors of the Company for Special Meeting of Stockholders on January 31, 2020
The undersigned hereby appoints Natalie Bogdanos, General Counsel and Corporate Secretary, and Michael Messinger, Chief Financial Officer (each, a “Proxy” and together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote all the shares of common stock that the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of ContraFect Corporation to be held at the offices of Latham & Watkins LLP, located at 885 Third Avenue, 12th Floor, New York, New York 10022, on January 31, 2020 at 8:30 A.M. ET and at any continuation, postponement or adjournment thereof, as designated on the reverse side of this card.
In their discretion, the proxies are authorized to vote on any matter that the Board of Directors did not know would be presented at the Special Meeting by a reasonable time before the proxy solicitation was made and on such other business as may properly come before the Special Meeting or at any adjournments, continuations, or postponements thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.
(Continued and to be signed on the reverse side.)
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